As filed with the Securities and Exchange Commission on November 19, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Remark Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-1135689 (I.R.S. Employer Identification No.)
3930 Howard Hughes Parkway, Suite 400 Las Vegas, Nevada 89169 (Address of Principal Executive Offices) (Zip Code)
2010 Equity Incentive Plan
2014 Incentive Plan
(Full title of the plan)

Kai-Shing Tao
Chairman and Chief Executive Officer
Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
(702) 701-9514
(Name, Address, and Telephone Number of Agent for Service)

Copy to: Robert H. Friedman, Esq. Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022-1106 (212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share, issued or to be issued under the 2010 Equity Incentive Plan	250,000	$4.59 (2)	$1,147,500	$133.34
Common stock, par value $0.001 per share, issued or to be issued under the 2014 Incentive Plan	313,625	$4.59 (2)	$1,439,539	$167.27
Common stock, par value $0.001 per share, issued or to be issued under the 2014 Incentive Plan	1,186,375	$6.36 (3)	$7,545,345	$876.77
TOTAL	1,750,000		$10,132,384	$1,177.38

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate number of additional shares of common stock of the Registrant that may be offered pursuant to the anti-dilution provisions set forth in the 2010 Equity Incentive Plan and the 2014 Incentive Plan.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock of the Registrant as reported on the Nasdaq Capital Market on November 14, 2014.

(3)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on a weighted average of the exercise prices of outstanding options previously granted.

ii

EXPLANATORY NOTE

Remark Media, Inc. (“we”, “us”, “our”, “Remark Media” or the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 1,750,000 shares of our common stock, par value $0.001 per share (“Common Stock”), issued or issuable pursuant to our 2010 Equity Incentive Plan and our 2014 Incentive Plan.  We previously registered 800,000 shares (adjusted for a 10-for-1 reverse stock split effective February 16, 2010) of our Common Stock (Registration No. 333-147149) under our 2006 Equity Incentive Plan and 275,000 shares our of Common Stock (Registration No. 333-168800) under our 2010 Equity Incentive Plan.  On December 30, 2011, our stockholders approved a proposal to amend our 2010 Equity Incentive Plan to increase the number of shares authorized thereunder by 250,000.  On May 22, 2014, our stockholders approved a proposal to adopt and approve our 2014 Incentive Plan, under which we are authorized to issue 1,500,000 shares.  Pursuant to General Instruction E to Form S-8, the contents of the prior registration statements relating to our 2006 Equity Incentive Plan and our 2010 Equity Incentive Plan, and all periodic reports that the Company filed after such registration statements to maintain current information about the Company, are hereby incorporated by reference.

This registration statement includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act.  The reoffer prospectus may be used by selling stockholders for reoffers and resales of our Common Stock acquired pursuant to our 2006 Equity Incentive Plan, our 2010 Equity Incentive Plan and our 2014 Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this registration statement or as prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

817,549 SHARES OF COMMON STOCK

REMARK MEDIA, INC.

This prospectus relates to the reoffer and resale by certain selling stockholders of shares of common stock, par value $0.001 per share (“Common Stock”), of Remark Media, Inc. (“Remark Media,” the “Company,” “we,” “our” or “us”) that have been or may be issued by us to the selling stockholders, including shares of restricted stock and shares issuable upon the exercise of stock options granted under our 2006 Equity Incentive Plan, our 2010 Equity Incentive Plan and our 2014 Incentive Plan.  We have registered the offer and sale of these shares to the selling stockholders or these shares were issued pursuant to an exemption from registration.  If and when additional shares of restricted stock, stock options or other securities are granted under our 2006 Equity Incentive Plan, our 2010 Equity Incentive Plan or our 2014 Incentive Plan to persons required to use this prospectus to reoffer and resell such shares or the shares underlying such securities, we will distribute a prospectus supplement.  The shares are being reoffered and resold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the Nasdaq Capital Market (or on any other stock exchange on which the shares of our Common Stock may be listed at the time of sale), in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See “Plan of Distribution.”  We will bear all expenses in connection with the preparation of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MARK”.  On November 14, 2014, the closing price for our Common Stock as reported by the Nasdaq Capital Market was $4.51.

Investing in our Common Stock involves a high degree of risk.  See “Risk Factors” beginning on page 2 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 19, 2014.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission.  You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement.  We have not authorized anyone else to provide you with different information.  The selling stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our Common Stock.  We urge you to read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes and the other documents incorporated by reference into this prospectus, before making an investment decision.  Unless the context requires otherwise, all references in this prospectus to “Remark Media,” “the Company,” “we,” “us,” “our,” or similar terms, refer to Remark Media, Inc. and its consolidated subsidiaries.

Our Company

We are a global digital media company focusing on the 18-to-34 year old demographic in primarily the United States and Asia.  We are headquartered in Las Vegas, Nevada, with additional operations in Beijing, China and Sao Paulo, Brazil.  We own and operate digital media properties in a number of different content verticals.  Our content verticals presently include: (i) our education vertical, encompassing the translated and localized additions of HowStuffWorks.com in China and Brazil; (ii) our personal finance vertical, encompassing Banks.com, US Tax Center at www.irs.com, FileLater.com, TaxExtension.com, and TaxExtension.org; (iii) our young adult lifestyle vertical, including Bikini.com; (iv) our sports vertical, providing original sports and entertainment content; and (v) our travel vertical, including Roomlia, a mobile hotel booking application.

Our Common Stock is listed on the NASDAQ Capital Market under the symbol “MARK”.

We were incorporated in Delaware in March 2006 as “HSW International, Inc.”.  We changed our name to “Remark Media, Inc.” on December 30, 2011.  Our headquarters is located at 3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169, and our telephone number at that address is (702) 701-9514.  Our corporate website is located at www.remarkmedia.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The statements contained in this prospectus and documents incorporated by reference into this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements.  These statements are based on the beliefs and assumptions of our management based on information currently available to management.  Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” included in our 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2014, as amended on April 7, 2014 (the “2013 Annual Report”).  Furthermore, such forward-looking statements speak only as of the date of this prospectus.  Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

You are also urged to carefully review and consider the various disclosures made by us in this prospectus, as well as in our periodic reports on Forms 10-K, 10-Q and 8-K filed with the SEC and listed under the caption “Incorporation by Reference” on page 6 of this prospectus.  For instructions on how to obtain our periodic reports on Forms 10-K, 10-Q and 8-K, see “Where You Can Find More Information” on page 7 of this prospectus.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risks and uncertainties and all other information contained in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our 2013 Annual Report, which is incorporated by reference herein.  These risks and uncertainties are not the only ones facing us.  Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations.  The trading price of our Common Stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment.  In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus.  See “Selling Stockholders.”  All net proceeds from the sale of the Common Stock will go to the stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of Common Stock.  We will, however, receive the exercise price of options to purchase Common Stock at the time of their exercise.  Such proceeds will be contributed to working capital and will be used for general corporate purposes.

SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale of shares of Common Stock issued or that may be issued to the selling stockholders under our 2006 Equity Incentive Plan, our 2010 Equity Incentive Plan and our 2014 Incentive Plan.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder as of November 14, 2014, (ii) the number of shares to be offered for resale by each selling stockholder (i.e., the total number of shares underlying options and restricted stock awards held by each selling stockholder irrespective of whether such options are presently exercisable or exercisable within 60 days after November 14, 2014), and (iii) the number and percentage of shares of Common Stock that each selling stockholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling stockholders also are sold.

Unless otherwise indicated, the address for each of the selling stockholders named below is c/o Remark Media, Inc., 3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169.

Name	Number of Shares Beneficially Owned	Number of Shares to be Offered for Resale	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering (1)

Kai-Shing Tao (2)	5,777,053 (3)	479,659	5,297,394	37%
Theodore P. Botts (4)	69,184 (5)	69,184	0	-
Robert G. Goldstein (6)	42,956 (7)	42,956	0	-
William W. Grounds (8)	37,000 (9)	32,000	5,000	*
Jason E. Strauss (10)	18,750 (11)	18,750	0	-
Douglas M. Osrow (12)	175,000 (13)	175,000	0	-
____________
*	Less than one percent

(1)
The applicable percentage of ownership for each beneficial owner is based on 12,539,755 shares of Common Stock outstanding as of November 14, 2014.  A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after November 14, 2014 upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days after November 14, 2014) have been exercised.

(2)
Mr. Tao has served as our Chief Executive Officer since December 2012, previously serving as Co-Chief Executive Officer since October 2012, and as a member of our board of directors since 2007 and Chairman of the Board since October 2012.

(3)
Consists of (i) 36,909 shares of Common Stock and options to purchase 442,750 shares of Common Stock held by Mr. Tao, (ii) 3,556,672 shares of Common Stock and 1,443,901 shares of Common Stock issuable upon conversion of convertible promissory notes held by Digipac, LLC (“Digipac”), (iii) 275,000 shares of Common Stock held by Pacific Star Capital Management, L.P. (“Pacific Star Capital”) and (iv) 21,821 shares of Common Stock held by Pacific Star HSW LLC (“Pacific Star HSW”).  Mr. Tao, as the manager and a member of Digipac, the Chief Investment Officer and sole owner of Pacific Star Capital, and the control person of Pacific Star HSW, may be deemed to beneficially own the shares of Common Stock beneficially owned by Digipac, Pacific Star Capital and Pacific Star HSW.  Mr. Tao disclaims beneficial ownership of the shares of Common Stock beneficially owned by Digipac and Pacific Star HSW, except to the extent of his pecuniary interest therein.

(4)	Mr. Botts has served as a member of our board of directors since 2007.

(5)	Includes 27,857 shares of Common Stock issuable upon exercise of options.

(6)	Mr. Goldstein has served as a member of our board of directors since May 2013.

(7)	Includes 25,000 shares of Common Stock issuable upon exercise of options.

(8)	Mr. Grounds has served as a member of our board of directors since October 2013.

(9)	Includes 25,000 shares of Common Stock issuable upon exercise of options.

(10)	Mr. Strauss has served as a member of our board of directors since March 2014.

(11)	Includes 18,750 shares of Common Stock issuable upon exercise of options.

(12)	Mr. Osrow has served as our Chief Financial Officer since October 2013.

(13)	Includes 125,000 shares of Common Stock issuable upon exercise of options.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock covered by this prospectus for the selling stockholders listed in the table set forth under the caption “Selling Stockholders.”  We will bear all expenses in connection with the preparation of this prospectus.  The selling stockholders will bear all expenses associated with the sale of the shares of Common Stock.  We will not receive any of the proceeds from the offering or sale of the selling stockholders’ shares of Common Stock.

The selling stockholders may offer their shares of our Common Stock directly or through pledgees, donees, transferees or other successors-in-interest in one or more of the following transactions:

•	On any stock exchange on which the shares of Common Stock may be listed at the time of sale;
•	In negotiated transactions;
•	In the over-the-counter market; and
•	In a combination of any of the above transactions.

The selling stockholders may offer their shares of Common Stock at any of the following prices:

•	Fixed prices that may be changed;
•	Market prices prevailing at the time of sale;
•	Prices related to such prevailing market prices; and
•	At negotiated prices.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  We have advised the selling stockholders that the anti-manipulative rules of Regulation M under the Exchange Act may apply to sales in the market and have informed them of the possible need for delivery of copies of this prospectus.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MARK.”

The selling stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Any broker-dealer acquiring shares of Common Stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such sales may be at prices then prevailing on the Nasdaq Capital Market or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods.  The selling stockholders and any broker-dealers that act in connection with the sale of the shares of Common Stock hereunder might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.  Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of Common Stock.  The selling stockholders will pay any sales commissions or other seller’s compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of Common Stock under the laws of any country other than the United States.  To comply with certain states’ securities laws, if applicable, the selling stockholders will offer and sell their shares of Common Stock in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the selling stockholders may not offer or sell shares of Common Stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder or otherwise.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Olshan Frome Wolosky LLP, Park Avenue Tower, 65 E. 55th Street, New York, New York 10022.

EXPERTS

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our consolidated financial statements contained in our Annual Report on Form 10-K, as amended on April 7, 2014, for the year ended December 31, 2013, which is incorporated by reference in this prospectus and elsewhere in this registration statement.  Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014 and amended on April 7, 2014;

2.
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 15, 2014, for the fiscal quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and for the fiscal quarter ended September 30, 2014, filed with the SEC on November 14, 2014;

3.
Our Current Reports on Form 8-K filed with the SEC on January 24, 2014, February 4, 2014, February 18, 2014, February 21, 2014, March 13, 2014, April 23, 2014, May 7, 2014 (as amended on July 18, 2014 and July 23, 2014), May 22, 2014 and November 17, 2014; and

4.
The description of our Common Stock contained in our Registration Statement on Form 8-A (Registration No. 001-33720) filed with the SEC on October 3, 2007, including any amendments or reports filed for the purpose of updating such description.

Additionally, all documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169
Attention: Chief Financial Officer
(702) 701-9514

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8, including exhibits and schedules, under the Securities Act, with respect to the shares of our Common Stock to be sold pursuant to this prospectus.  This prospectus does not contain all the information contained in the registration statement.  For additional information with respect to the Company and the shares that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

We are also subject to the informational requirements of the Exchange Act.  In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also find documents we filed on our website at www.remarkmedia.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 31, 2014 and amended on April 7, 2014;

2.
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 15, 2014, for the fiscal quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and for the fiscal quarter ended September 30, 2014, filed with the SEC on November 14, 2014;

3.
Our Current Reports on Form 8-K filed with the SEC on January 24, 2014, February 4, 2014, February 18, 2014, February 21, 2014, March 13, 2014, April 23, 2014, May 7, 2014 (as amended on July 18, 2014 and July 23, 2014), May 22, 2014 and November 17, 2014; and

4.
The description of our Common Stock contained in our Registration Statement on Form 8-A (Registration No. 001-33720) filed with the SEC on October 3, 2007, including any amendments or reports filed for the purpose of updating such description.

Additionally, all documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Officers and Directors.

Our Second Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Each of our Certificate of Incorporation and Second Amended and Restated Bylaws, as amended (the “Bylaws”) also provides as follows:

(a)           The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections (a) and (b) above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under sections (a) and (b) above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in sections (a) and (b) above.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Company.

We have obtained liability insurance covering our directors and executive officers for claims asserted against them or incurred by them in such capacity.

Item 7.  Exemption from Registration Claimed.

A total of 236,116 shares of Common Stock registered for resale pursuant to this registration statement were issued to three persons, all employees or consultants of the Company, under our 2010 Equity Incentive Plan in transactions not involving a public offering pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 8.  Exhibits.

Exhibit No.	Description

4.1	Second Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the SEC on March 23, 2012)

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 18, 2007)

4.3	Amendment No. 1 to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 21, 2014)

4.4	2014 Incentive Plan*

5.1	Opinion of Olshan Frome Wolosky LLP*

23.1	Consent of Cherry Bekaert LLP*

23.2	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney (included on the signature page to this Registration Statement)*

_______________
*Filed herewith.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on November 19, 2014.

REMARK MEDIA, INC.

By:	/s/ Kai-Shing Tao
Name:	Kai-Shing Tao
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kai-Shing Tao and Douglas Osrow as his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kai-Shing Tao	Chief Executive Officer and Chairman of the Board	November 19, 2014
Kai-Shing Tao	(Principal Executive Officer)

/s/ Douglas M. Osrow	Chief Financial Officer	November 19, 2014
Douglas M. Osrow	(Principal Financial Officer and Principal Accounting Officer)

/s/ Theodore P. Botts	Director and Chairman of the Audit Committee	November 19, 2014
Theodore P. Botts

Director and Chairman of the
Robert G. Goldstein	Compensation Committee

/s/ William W. Grounds	Director and Chairman of the	November 19, 2014
William W. Grounds	Nominating and Governance Committee

/s/ Jason E. Strauss	Director	November 19, 2014
Jason E. Strauss

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed with the Commission on March 23, 2012)

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on December 18, 2007)

4.3	Amendment No. 1 to Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on February 21, 2014)

4.4	2014 Incentive Plan*

5.1	Opinion of Olshan Frome Wolosky LLP*

23.1	Consent of Cherry Bekaert LLP*

23.2	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney (included on the signature page to this Registration Statement)*

_______________
*Filed herewith.